Exhibit 5.2

January 16, 2015

Omeros Corporation

The Omeros Building

201 Elliott Avenue West

Seattle, Washington 98119

Ladies and Gentlemen:

We have acted as special counsel to Omeros Corporation, a Washington corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities, which may be either senior or subordinated and may be issued in one or more series (the “Debt Securities”), (iv) depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”), (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (vi) rights to subscribe for and to purchase Common Stock or Preferred Stock (the “Subscription Rights”) and (vii) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants or Subscription Rights, pursuant to the Company’s Registration Statement on Form S-3 the (“Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities: (i) the execution, delivery and performance by the Company of the senior indenture in the form of Exhibit 4.2 to the Registration Statement or the subordinated indenture in the form of Exhibit 4.3 to the Registration Statement, as applicable, and any indenture supplement thereto (any such indenture, together with any indenture supplement, the “Indenture”), and all actions necessary for the issuance of the Debt Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; and (ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity,

Omeros Corporation

January 16, 2015

legally binding character or enforceability thereof. We have also assumed that the Debt Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Indenture will be governed by and construed in accordance with the laws of the State of New York.

We have assumed further that the Company is duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power, authority and legal right to execute, deliver and perform its obligations under the applicable series of Debt Securities and the Indenture related thereto. With respect to all matters of Washington law, we note that you are relying on an opinion of Mark A. Metcalf, Associate General Counsel, Corporate Finance and Governance and Assistant Secretary of the Company, dated as of the date hereof, which opinion is filed as Exhibit 5.1 to the Registration Statement.

Additionally, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when, as and if: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by applicable law; (ii) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute and deliver the Indenture and to authorize the form, terms, execution and delivery of the Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (v) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the Indenture and have been duly issued and delivered against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement and the prospectus supplement setting forth the plan of distribution and the terms of the Debt Securities, respectively; and (vi) any shares of Common Stock or other securities issuable upon the conversion of the Debt Securities, if applicable, have been duly and validly authorized and reserved for issuance, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion, exercise or exchange of other securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Omeros Corporation

January 16, 2015

Our opinion above is qualified to the extent that the enforcement of any Debt Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) releases or waivers of unmatured claims or rights, (iii) indemnification, contribution, exculpation or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP